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     Exhibit (a)(4)

                           ARTICLES OF AMENDMENT AND
                           -------------------------

                               RESTATEMENT OF THE
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                          ARTICLES OF INCORPORATION OF
                          ----------------------------

                             THE MEXICO FUND, INC.
                             ---------------------


     THE MEXICO FUND, INC., a Maryland Corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The text of the Articles of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST:    The name of the corporation is THE MEXICO FUND, INC. (the
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"Corporation").

SECOND:   Corporate Purposes.
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(a)  The purposes for which the Corporation is formed are to act as a closed-
end, diversified management investment company under the Investment Company Act of 1940, as amended (" 1940 Act"), and to invest its assets, other than for short term temporary purposes, in Mexican securities as specified in clause (1) below and to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force, including:

     (1) To hold, invest and reinvest the funds of the Corporation, and to purchase, subscribe for or otherwise acquire, to hold for investment or otherwise, to trade and deal in, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purpose of these Articles of Amendment and Restatement of the Articles of Incorporation ("Articles"), include stocks, shares, bonds, debentures, bills, time notes, mortgages and any other evidence of indebtedness; and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest, including all rights of equitable ownership, therein, or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase and reverse repurchase agreements) of any Mexican corporation, association, trust, firm or other organization however and wherever established or organized pursuant to the laws of the United Mexican States, as well as securities issued by the Federal government of Mexico, any state, municipality or other political sub-division or any other governmental or quasi-governmental agency or instrumentality thereof.
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     (2)  To enjoy all rights, powers and privileges of ownership or interest in all securities held by the Corporation, and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities.

     (3) To issue and sell shares of its own capital stock, rights to purchase such capital stock, and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including securities) now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act, and by these Articles, as its Board of Directors may, and is hereby authorized to, determine.

     (4) To purchase or otherwise acquire, hold, dispose of, resell, transfer; reissue or cancel shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act, and by these Articles.

     (5) To conduct and carry on its business, or any part thereof, to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland and in any other states, territories, districts, and dependencies of the United States, and in any foreign countries.

     (6) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

(b) The foregoing clauses (1) - (6) inclusive shall be construed both as objects and powers and the enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation, except as set forth in this Article Second.

(c) Incident to meeting the purposes specified above, the Corporation also shall have the power:

     (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.

     (2) To borrow money and, in this connection, issue notes or other evidence of indebtedness.

     (3) Subject to any applicable provisions of law, to buy, hold, sell, and otherwise deal in and with foreign exchange.

THIRD:    Address and Resident Agent.
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          The post office address of the principal office of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 300 East Lombard Street, 14th Floor, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 300 East Lombard Street, 14th Floor, Baltimore, Maryland 21202.

FOURTH:   Capital Stock.
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          The total number of shares of stock which the corporation shall have authority to issue is one hundred fifty million (150,000,000) shares, all of one class called Common Stock of one dollar ($1.00) par value each, having an aggregate par value of $150,000,000.

FIFTH:    Board of Directors.
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          The number of directors of the Corporation shall be not less than three and currently is seven, and the names of those persons who are currently in office and who shall serve as such directors until their successors are elected and qualified are: Class I: Philip Caldwell and Jaime Serra-Puche; Class
II: Claudio X. Gonzalez, Jose Luis Gomez Pimienta and Robert L. Knauss; Class
III: Juan Gallardo T. and Augustin Santamarina V. The By-Laws of the Corporation may (1) fix the number of directors at a number greater than that fixed in these Articles, (2) authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles or by the By-Laws within a limit specified in the By-Laws (provided that in no case shall the number of directors be less than three) and to fill the vacancies created by any such increase in the number of directors, and (3) provide citizenship and residence requirements for the directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders thereof.

SIXTH:    Management of the Affairs of the Corporation.
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(a)   All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles or by the By-Laws) shall be vested in and exercised by the Board of Directors.

(b) The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide. The By-Laws may provide that meetings of the stockholders may be held at any place in the United States provided in, or fixed by the Board of Directors, pursuant to the By-Laws. The By-Laws may also provide for the conduct of meetings of the Board of Directors or committees thereof by means of a telephone conference circuit.

(c) The Board of Directors shall have power from time to time to authorize payment of compensation to the directors for services to the Corporation, as provided in the Bylaws, including fees for attendance at meetings of the Board of Directors and of committees.

(d) The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except at such time as is conferred by statute or the By-Laws.

(e) Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices, within or without the State of Maryland and to keep the books of the Corporation (except as otherwise required by statute) outside the State of Maryland, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

SEVENTH:  Indemnification.
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(a)   No Director or officer shall have any personal liability to the
Corporation or its stockholders for monetary damages, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the 1940 Act) as currently in effect or as the same may hereafter be amended.

(b) No amendment, modification or repeal of this Article Seventh shall adversely affect any right or protection of a Director or officer that exists at the time of such amendment, modification or repeal.

EIGHTH:   Special Vote of Stockholders.
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          The vote of the holders of two-thirds of the outstanding shares of the
Corporation, in addition to any vote of the Directors of the Corporation as may be required by the By-Laws, shall be necessary to effect any of the following actions:

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         (i)   a merger or consolidation of the Corporation with or into, or the sale of substantially all of the Corporation's assets to, any other company;

         (ii)  the dissolution of the Corporation;

         (iii) any amendment to these Articles to make the Corporation's Common Stock a redeemable security (as such term is defined in the 1940 Act); or

         (iv) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets.

NINTH:    Name.
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          The Corporation shall cease use of its corporate name in the event of a change in its corporate purpose, as provided in Article Second, clause (a)(1), to invest in Mexican securities.

TENTH:    Reservation of Right to Amend.
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          From time to time any of the provisions of these Articles, with the exception of Articles Second, Eighth, Ninth and this Article Tenth, may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise) upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation may be added or inserted upon the vote of the holders of a majority of the shares of Common Stock of the Corporation at the time outstanding and entitled to vote; and all rights at any time conferred upon the stockholders of the Corporation by these Articles are granted subject to the provisions of this Article Tenth. The provisions of Articles Second, Eighth, Ninth, and this Article Tenth may be amended, altered, or repealed only upon the vote of the holders of two-thirds of the outstanding shares of Common Stock of the Corporation.

ELEVENTH: Duration.
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          The duration of the Corporation shall be perpetual.

     SECOND: The Corporation desires to amend and restate is Articles of Incorporation as currently in effect. The provisions set forth in these Articles of Amendment and Restatement of the Articles of Incorporation are all the provisions of the Articles of Incorporation currently in effect as herein amended. The current address and principal office of the Corporation, the name and address of the Corporation's resident agent, the current number of directors of the Corporation and their names are set forth herein.

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     THIRD:    The foregoing amendment and restatement of the Articles of
Incorporation of the Corporation was duly approved and advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, THE MEXICO FUND, INC. has caused these articles to be signed in its name and on its behalf by its President and witnessed by one of its Assistant Secretaries on March 5, 1998.

                                              THE MEXICO , INC.


                                              By:_____________________________
                                                   Jose Luis Gomez Pimienta
                                                   President

Witnessed By:


____________________________
     Sander M. Bierber
     Assistant Secretary



     THE UNDERSIGNED, President of THE MEXICO FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement of the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                          ___________________________________
                                               Jose Luis Gomez Pimienta
                                               President

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